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                      [LETTERHEAD OF PHILIP N. SMITH, JR.]





November 3, 1997



United Auto Group, Inc.
375 Park Avenue  11th Floor
New York, New York  10152

Attention:  Board of Directors

Re:  Registration Statement on Form S-3
     Covering Certain Shares of Voting Common Stock

Gentlemen:

I serve as general counsel to United Auto Group, Inc., a Delaware corporation (the "Company") and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of certain shares (the "Shares") of the Company's Voting Common Stock, par value $0.0001 per share, which are held by certain selling stockholders.

As a basis for the opinion expressed below, I have examined and relied upon originals or copies of documents, records, certificates (including certificates of public officials and of officers of the Company) and other instruments, have made such inquires as to questions of fact of officers of the Company and relied to the extent deemed appropriate upon the responses to such inquiries and have made such examinations of law as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In all such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

Based on and subject to the foregoing, I am of the opinion that the Shares have been legally and validly issued and are fully paid and nonassessable.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement

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United Auto Group, Inc.
November 3, 1997
Page 2

and to the reference to me under the caption "Legal Matters" in the prospectus included therein.

I am a member of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than the laws of the State of New York, the United States of America or the General Corporation Law of the State of Delaware.

This opinion addresses matters only as of the date hereof and is solely for your benefit and may not be relied upon by you for any purpose other than in connection with the Registration Statement and may not be relied upon by any other person or, except for the filing referenced above, provided to any other party without my prior written consent.



                                            Very truly yours,

                                            /s/ Philip N. Smith, Jr.

                                                Philip N. Smith, Jr.
                                                Senior Vice President and
                                                General Counsel